AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 2005
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             _______________________

        FORM S-8                                                 FORM S-8
  CARNIVAL CORPORATION                                         CARNIVAL PLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   REPUBLIC OF PANAMA                                       ENGLAND AND WALES
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

       59-1562976                                               98-0357772
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

       CARNIVAL PLACE                                    CARNIVAL HOUSE
     3655 N.W. 87TH AVENUE                              5 GAINSFORD STREET
   MIAMI, FLORIDA 33178-2428                     LONDON, SE1 2NE, UNITED KINGDOM
        (305) 599-2600                                 011 44 20 7940 5381

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


   AMENDED AND RESTATED CARNIVAL CORPORATION 2001 OUTSIDE DIRECTOR STOCK PLAN
                            (FULL TITLE OF THE PLAN)


                               ARNALDO PEREZ, ESQ.
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                  AND SECRETARY
                           CARNIVAL CORPORATION & PLC
                              3655 N.W. 87TH AVENUE
                            MIAMI, FLORIDA 33178-2428
                                 (305) 599-2600
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                              JOHN C. KENNEDY, ESQ.
                              LAWRENCE G. WEE, ESQ.
                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000

--------------------------------------------------------------------------------

                                                CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                                 PROPOSED      PROPOSED MAXIMUM
                                                                 MAXIMUM           AGGREGATE
                                             AMOUNT TO BE     OFFERING PRICE    OFFERING PRICE       AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED        REGISTERED         PER UNIT                         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Carnival Corporation common stock,           200,000 (1)        $52.72 (2)      $10,543,000 (2)      $1,240.91
  par value $0.01
-------------------------------------------------------------------------------------------------------------------
Carnival plc, special voting share,               1             $1.82 (4)            $1.82            ____(5)
  (pound) (pound)1.00 par value (3)
-------------------------------------------------------------------------------------------------------------------
Trust shares of beneficial interest in        200,000 (9)          N/A                N/A             N/A (6)
  P&O Princess Special Voting Trust (7)(8)
-------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of Carnival Corporation common stock that may be issuable as a result of adjustments for stock splits, stock dividends and similar transactions.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average high and low price of Carnival Corporation common stock on May 31, 2005, as reported on the New York Stock Exchange.

(3) Represents one special voting share of Carnival plc issued to the P&O Princess Special Voting Trust in connection with the dual listed company transaction completed by Carnival plc and Carnival Corporation on April 17, 2003.

(4)  Based on an exchange rate of US $1.82030= (pound)1.00 as of May 27, 2005.

(5)  The filing fee with respect to this share is less than $0.01.

(6) Participants in the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan will not pay any separate consideration in respect of the trust shares and Carnival plc will not receive any cash or other consideration in respect of the trust shares. Accordingly, no registration fee is payable in respect of the trust shares.

(7) Represents trust shares of beneficial interest in the P&O Princess Special Voting Trust. In connection with the dual listed company transaction, one trust share is paired with each share of Carnival Corporation common stock and is not transferable separately from the share of Carnival Corporation common stock.

(8) Upon each issuance of shares of Carnival Corporation common stock in connection with the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan, participants will receive both shares of Carnival Corporation common stock and an equivalent number of trust shares (which represent a beneficial interest in the special voting share of Carnival plc).

(9) Includes an indeterminate number of trust shares that may be issuable as a result of adjustments for stock splits, stock dividends and similar transactions.

                                EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the registrants, Carnival Corporation and Carnival plc, are filing this registration statement with respect to the issuance of an additional 200,000 shares of Carnival Corporation common stock, par value $0.01 per share (the "Common Stock"), and 200,000 trust shares (the "Trust Shares") of beneficial interest in the P&O Princess Special Voting Trust (the "Trust"), which are paired with the shares of Common Stock on a one-for-one basis. Each of the Trust Shares represents an undivided beneficial interest in the Carnival plc Special Voting Share (the "Special Voting Share"), (pounds) (pound)1.00 par value, which is held by the Trust. The arrangements with respect to the Special Voting Share and the Trust Shares were entered into in connection with the dual listed company transaction between Carnival Corporation and Carnival plc (previously known as "P&O Princess Cruises plc"), which was completed on April 17, 2003. The shares of Common Stock registered hereby, together with the paired Trust Shares, are to be issued under the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan (the "Plan"). On August 13, 2001, Carnival Corporation filed a registration statement (the "Original Common Stock Registration Statement") on Form S-8 (File No. 333-67394) with respect to the issuance of 800,000 shares of Common Stock under the Plan. On April 17, 2003, Carnival plc filed a registration statement (the "Original Trust Shares Registration Statement") on Form S-8 (File No. 333-104609) with respect to, among other transactions, the issuance of 800,000 Trust Shares under the Plan.

The contents of the Original Common Stock Registration Statement and the Original Trust Shares Registration Statement are hereby incorporated in this registration statement by reference.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Carnival Corporation's third amended and restated articles of incorporation and by-laws provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, Carnival Corporation shall indemnify such person by reason of the fact that he is or was one of Carnival Corporation's or Carnival plc's directors or officers, and may indemnify such person by reason of the fact that he is or was one of Carnival Corporation's or Carnival plc's employees or agents or is or was serving at Carnival Corporation's or Carnival plc's request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise, in either case against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to Carnival Corporation's or Carnival plc's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Carnival Corporation has entered into agreements with each of its directors providing essentially the same indemnities as are described in Carnival Corporation's third amended and restated articles of incorporation in the event that such director or such director's heirs, executors or administrators are made a party to threatened, pending or completed actions, suits or proceedings as described above.

Article 288 of Carnival plc's articles of association provides:

         "Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer of Carnival plc or of

Carnival Corporation shall be indemnified out of the assets of Carnival plc against any liability incurred by him to the fullest extent permitted under the law."

         Under the UK Companies Act 1985, a UK company is not permitted to indemnify a director or officer of the company (or any person employed by the company as an auditor) against any liability in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company. UK companies, however, may:

         o purchase and maintain liability insurance for officers and directors; and

         o indemnify officers and directors against any liability incurred by him either in defending any proceedings in which judgment is given in his favor or he is acquitted, or in connection with the court granting him relief from liability in the case of honest and reasonable conduct.

         Carnival plc has entered into agreements with each of its directors providing essentially the same indemnities as are described in Carnival plc's articles of association as described above.


ITEM 8.  EXHIBITS

4.1 Third Amended and Restated Articles of Incorporation of Carnival Corporation (incorporated by reference to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17,
          2003).

4.2 Amended and Restated By-laws of Carnival Corporation (incorporated by reference to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003).

4.3 Articles of Association of Carnival plc (incorporated by reference to the Carnival plc's Current Report on Form 8-K, filed on April 17,
          2003).

4.4 Memorandum of Association of Carnival plc (incorporated by reference to Carnival plc's Current Report on Form 8-K, filed on April 17,
          2003).

4.5 Voting Trust Deed, dated as of April 17, 2003, between Carnival Corporation and The Law Debenture Trust Corporation (Cayman) Limited, as trustee (incorporated by reference to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17,
          2003).

4.6 Pairing Agreement, dated as of April 17, 2003, between Carnival Corporation, The Law Debenture Trust Corporation (Cayman) Limited, as trustee, and SunTrust Bank, as transfer agent (incorporated by reference to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003).

4.7 SVE Special Voting Deed, dated as of April 17, 2003 between Carnival Corporation, DLS SVC Limited, P&O Princess Cruises, plc, The Law Debenture Trust Corporation (Cayman) Limited, as trustee, and The Law Debenture Trust Corporation, P.L.C. (incorporated by reference to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003).

4.8       Specimen Common Stock Certificate (incorporated by reference to
          Exhibit 4.16 to the joint Registration Statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and P&O Princess Cruises International Limited, filed with the Commission on June 19, 2003).

5.1       Opinion of Tapia Linares y Alfaro.

5.2       Opinion of Maples and Calder.

5.3       Opinion of Freshfields Bruckhaus Deringer.

23.1      Consent of Tapia Linares y Alfaro (included with Exhibit 5.1).

23.2      Consent of Maples and Calder (included with Exhibit 5.2).

23.3      Consent of Freshfields Bruckhaus Deringer (included with Exhibit 5.3).

23.4 Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm.

24.1 Power of Attorney of certain officers and directors of Carnival Corporation (included on the signature pages hereof).

24.2 Power of Attorney of certain officers and directors of Carnival plc (included on the signature pages hereof).

               SIGNATURES OF CARNIVAL CORPORATION AND CARNIVAL PLC

         Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 31, 2005.


CARNIVAL CORPORATION                         CARNIVAL PLC

By: /s/ Micky Arison                         By: /s/ Micky Arison
    -------------------------------              -------------------------------
    Name:  Micky Arison                          Name:  Micky Arison
    Title: Chairman of the Board of              Title: Chairman of the Board of
           Directors and Chief                          Directors and Chief
           Executive Officer                            Executive Officer

                                POWER OF ATTORNEY

         Each of the undersigned directors and officers of Carnival Corporation and Carnival plc hereby severally constitutes and appoints Howard S. Frank, Gerald R. Cahill or Arnaldo Perez, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any amendments to this registration statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated effective June 1, 2005.

CARNIVAL CORPORATION                          CARNIVAL PLC


/s/ Micky Arison                              /s/ Micky Arison
----------------------------------            ----------------------------------
Micky Arison                                  Micky Arison
Chairman of the Board of Directors            Chairman of the Board of Directors
and Chief Executive Officer                   and Chief Executive Officer
(Principal Executive Officer)                 (Principal Executive Officer)


/s/ Howard S. Frank                           /s/ Howard S. Frank
----------------------------------            ----------------------------------
Howard S. Frank                               Howard S. Frank
Vice Chairman of the Board of                 Vice Chairman of the Board of
Directors and Chief Operating                 Directors and Chief Operating
Officer                                       Officer

CARNIVAL CORPORATION                          CARNIVAL PLC


/s/ Gerald R. Cahill                          /s/ Gerald R. Cahill
----------------------------------            ----------------------------------
Gerald R. Cahill                              Gerald R. Cahill
Executive Vice President and Chief            Executive Vice President and Chief
Financial and Accounting Officer              Financial and Accounting Officer
(Principal Financial Officer and              (Principal Financial Officer and
Principal Accounting Officer)                 Principal Accounting Officer)

/s/ Richard G. Capen, Jr.                     /s/ Richard G. Capen, Jr.
----------------------------------            ----------------------------------
Richard G. Capen, Jr.                         Richard G. Capen, Jr.
Director                                      Director


/s/ Robert H. Dickinson                       /s/ Robert H. Dickinson
----------------------------------            ----------------------------------
Robert H. Dickinson                           Robert H. Dickinson
Director                                      Director


/s/ Arnold W. Donald                          /s/ Arnold W. Donald
----------------------------------            ----------------------------------
Arnold W. Donald                              Arnold W. Donald
Director                                      Director


/s/ Pier Luigi Foschi                         /s/ Pier Luigi Foschi
----------------------------------            ----------------------------------
Pier Luigi Foschi                             Pier Luigi Foschi
Director                                      Director



----------------------------------            ----------------------------------
Richard J. Glasier                            Richard J. Glasier
Director                                      Director


/s/ Sarah Hogg                                /s/ Sarah Hogg
----------------------------------            ----------------------------------
Baroness Hogg                                 Baroness Hogg
Director                                      Director


/s/ A. Kirk Lanterman                         /s/ A. Kirk Lanterman
----------------------------------            ----------------------------------
A. Kirk Lanterman                             A. Kirk Lanterman
Director                                      Director


/s/ Modesto A. Maidique                       /s/ Modesto A. Maidique
----------------------------------            ----------------------------------
Modesto A. Maidique                           Modesto A. Maidique
Director                                      Director


/s/ John P. McNulty                           /s/ John P. McNulty
----------------------------------            ----------------------------------
John P. McNulty                               John P. McNulty
Director                                      Director

CARNIVAL CORPORATION                          CARNIVAL PLC


----------------------------------            ----------------------------------
Sir John Parker                               Sir John Parker
Director                                      Director


/s/ Peter G. Ratcliffe                        /s/ Peter G. Ratcliffe
----------------------------------            ----------------------------------
Peter G. Ratcliffe                            Peter G. Ratcliffe
Director                                      Director


/s/ Stuart Subotnick                          /s/ Stuart Subotnick
----------------------------------            ----------------------------------
Stuart Subotnick                              Stuart Subotnick
Director                                      Director


/s/ Uzi Zucker                                /s/ Uzi Zucker
----------------------------------            ----------------------------------
Uzi Zucker                                    Uzi Zucker
Director                                      Director

                                  EXHIBIT INDEX

EXHIBIT    DESCRIPTION

4.1 Third Amended and Restated Articles of Incorporation of Carnival Corporation (incorporated by reference to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17,
           2003).

4.2 Amended and Restated By-laws of Carnival Corporation (incorporated by reference to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003).

4.3 Articles of Association of Carnival plc (incorporated by reference to the Carnival plc's Current Report on Form 8-K, filed on April 17,
           2003).

4.4 Memorandum of Association of Carnival plc (incorporated by reference to Carnival plc's Current Report on Form 8-K, filed on April 17,
           2003).

4.5 Voting Trust Deed, dated as of April 17, 2003, between Carnival Corporation and The Law Debenture Trust Corporation (Cayman) Limited, as trustee (incorporated by reference to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17,
           2003).

4.6 Pairing Agreement, dated as of April 17, 2003, between Carnival Corporation, The Law Debenture Trust Corporation (Cayman) Limited, as trustee, and SunTrust Bank, as transfer agent (incorporated by reference to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003).

4.7 SVE Special Voting Deed, dated as of April 17, 2003 between Carnival Corporation, DLS SVC Limited, P&O Princess Cruises, plc, The Law Debenture Trust Corporation (Cayman) Limited, as trustee, and The Law Debenture Trust Corporation, P.L.C. (incorporated by reference to the joint Current Report on Form 8-K of Carnival Corporation and Carnival plc, filed on April 17, 2003).

4.8        Specimen Common Stock Certificate (incorporated by reference to
           Exhibit 4.16 to the joint Registration Statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and P&O Princess Cruises International Limited, filed with the Commission on June 19, 2003).

5.1        Opinion of Tapia Linares y Alfaro.

5.2        Opinion of Maples and Calder.

5.3        Opinion of Freshfields Bruckhaus Deringer.

23.1       Consent of Tapia Linares y Alfaro (included with Exhibit 5.1).

23.2       Consent of Maples and Calder (included with Exhibit 5.2).

23.3       Consent of Freshfields Bruckhaus Deringer (included with Exhibit
           5.3).

23.4 Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm.

24.1 Power of Attorney of certain officers and directors of Carnival Corporation (included on the signature pages hereof).

24.2 Power of Attorney of certain officers and directors of Carnival plc (included on the signature pages hereof).